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                                                                   EXHIBIT 10.38

                                CONTRACT NO 1478
       RENDERING OF SERVICES FOR ACCEPTANCE, METERING AND TREATMENT OF OIL



Khanty-Mansiysk                                                October 10, 2000


This Contract is entered into by and between Open Joint Stock Company "Khantymansiyskneftegasgeologiya", represented by Director General Andrey Borisovich Sergeyev, acting pursuant to its Charter, hereinafter referred to as "Customer" and LLC "LUKOIL-Western Siberia" represented by Mikhail Fedorovich Pustovalov, Transportation Enterprise "Uraineftegas" Director General, acting pursuant to Power of Attorney No 5580 dated June 9, 2000 hereinafter referred to as "Contractor".


                                   1. SUBJECT

      1.1. The Contractor shall render services for acceptance of untreated oil, its treatment, transportation and metering for delivery to OJSC
"Sibnefteprovod", AK "Transneft", as may be requested by the Customer, and the Customer shall pay for such services under the terms and conditions stipulated herein.

      1.2. In terms of the present Contract untreated oil shall be deemed to denote untreated oil extracted by the Customer from wells located in the Customer's Potanai-Kartopinskaya License Area (hereinafter "Wells").



                            2. RIGHTS AND OBLIGATIONS

      2.1. The Customer shall deliver untreated oil to the Contractor through "Uraineftegas" in-field oil gathering systems.

      2.2. The Contractor shall deliver the Customer's treated stock-tank oil through the Contractor's oil metering unit No.912 (hereinafter "Contractor's OMU").

      2.3. Transportation of stock-tank oil to the points of sale shall be carried out by the Customer on his own under separate contracts with AK "Transneft" for 2001.

      2.4. The Contractor shall provide to the Customer stock-tank crude for its further transportation, its quality corresponding to State Standards (GOST) 9965-76 including amendment No. 1 "Degree of Oil Treatment for Oil Refineries", Technical Specifications (TU) 39-1623-93 "Russian Export Oil". The Contractor shall submit a standard certificate of quality for each lot of delivered oil.

      2.5. The Contractor shall undertake and ensure the provision of the services in a safe and efficient manner in accordance with all applicable laws and regulations, including those of the Russian Federation and KMAO.

      2.6. The Customer has, and shall maintain in force, valid rights to explore and develop the Potanai-Kartopinskoye field, and all the Customer's wells are located in its licensed area.

      2.7. The Contractor shall ensure the acceptance, treatment and transportation of the Customer's oil produced at the Potanai-Kartopinskoye licensed area during 2001 in the amount of seven hundred and forty thousand (740,000) tons.



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                                 3. OIL METERING

      3.1. The metering of untreated oil delivered by the Customer to the Contractor shall take place at the Customer's OMU. The Customer's OMU flowchart shall meet the requirements of "OMU Design Regulations", be approved by the experts' panel of the Flow Metering Research Institute (VNIIR), RF State Standards Committee, and agreed with the Contractor. The Customer shall be responsible for the adequate compliance with the provisions stipulated under this item.

      3.2. The metering of untreated oil shall be done in accordance with the "Procedure for Acceptance of Oil Extracted by OAO KMNGG from the
Potanai-Kartopinskoye field in terms of Quantity and Quality" (1998) and "Regulations for Operational and Commercial Metering of Crude Oil at Oil Producing Enterprises" (1995) agreed with VNIIR Institute and also in accordance with the "Instructions on Oil Metering Unit Operation" agreed with the Contractor.

      3.3. An application for acceptance, treatment, metering and transportation of oil shall be presented on a monthly basis not later than on the 25 th day of the previous month. The Customer shall timely advise the Contractor by wire transferred message or by wireless transmission about all changes in the well mode operations, which may result in changes of volumes of untreated oil extracted.

      3.4. The Customer and the Contractor shall appoint by means of internal acts their official representatives to control stock-tank oil metering.

      3.5. Three times per month (every ten days) in accordance with agreed time schedule of checks, the official representatives of the Parties hereto shall execute an Act of gage-meter calibration and Interim DAAs that shall be signed by the Parties hereto.

      3.6. Operational testing of turbine gage flow meter by the calibrator shall be exercised pursuant to the time schedule of checks agreed with the Contractor and signed by the authorized representatives of the Parties hereto. Time intervals between the operating tests (checks) shall be set in accordance with Annex 9 "Temporary Regulations for Oil Weight Determination". The Checks Schedule and Oil DAA forms are attached hereto and are considered an integral part of this Contract. (Schedules A and B).

      3.7. As may be agreed with the Customer or otherwise, the Contractor has the right to conduct inspection tests of the Customer's OMU with respect to the reconciliation checks of volumes of untreated oil, volumes of such oil pumped through, as well as of representative oil sampling followed by execution of bi-lateral acts duly signed by executive officers of the Parties hereto.

      3.8. Estimate of ballast shall be performed in accordance with "Procedure for Acceptance of Oil Extracted by OAO KMNGG from the Potanai-Kartopinskoye field in terms of Quantity and Quality" (1998) and "Regulations for Operational and Commercial Metering of Crude Oil at Oil Producing Enterprises" (1995) on the basis of the Contractor's lab analyses of the delivered crude oil samples. The sampling of oil shall be performed by means of the sampler installed at the Customer's oil reservoir at BPS "Lovinka" and on the basis of the readings of the flow meter installed at BPS "Potanaiskoye".

      3.9. Commercial DAAs of stock-tank oil shall be executed by official representatives of the Parties hereto three times a month (every ten days) subject to interim DAAs of untreated oil. Commercial DAAs shall take into account the adjustment due to ballast content of oil determined by the daily lab analysis of untreated oil, as well as the adjustments due to gauge flow meter error reflected in the Registration Forms (Graphs) of the Customer's OMU performance if such error exceeds the established limits.

      3.10. The authorized representatives of the Parties hereto shall exercise, on a quarterly basis, agreed reconciliation of volumes and weight of oil delivered during the quarter. Such reconciliation shall be followed by the execution of a bilateral Reconciliation Act. The delivered oil weight shall be adjusted by the Contractor on the basis of such Reconciliation Act.




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      3.11. Oil delivery into "Sibnefteprovod" shall be exercised by the
Customer under separate contracts irrespective of the Contractor.


                              4. PAYMENT PROCEDURES

      4.1 The Customer shall pay for the services rendered against the invoice presented by the Contractor within 5 banking days from the date of receiving the invoice to the following account of the Contractor:


      4.2. If agreed by the Contractor, the payment for the services rendered may be made in cash, liquid securities or as an offset against counter-deliveries of material assets performed by the Customer to the Contractor under a separate contract.

      4.3 The estimate of the Contractor's cost of services being specified in Schedule C hereto, as approved by the Contractor, constitutes an integral part of this Contract. The estimate may be revised by the Contractor as a result of changes in prices and rates for materials, electricity, heat and other services. Such revised estimate shall be delivered to the Customer along with the documents confirming the change in prices and rates not later than 10 days before the beginning of the month in which the change in the cost of services shall apply. Modified costs shall apply from the month following the month in which the Customer received the revised estimate.

      4.4 The Contractor, at the Customer's request, shall submit the documents confirming the change in prices and rates specified in Article 4.3.

      4.5 The environmental damage caused by the Customer's oil and gas gathering system pipelines break-down resulting in oil spills shall be remedied by the Customer subject to the relevant documents of the authorized bodies. The Customer shall reimburse the Contractor for the expenses incurred for emissions of harmful substances resulting from gas flaring, making payments pro rata the volumes of the Customer's oil delivered for its treatment at the Contractor's thermochemical plant.


                              5. CONTRACT DURATION

      5.1. This Contract shall take effect on January 1, 2001 and shall remain in force through December 31, 2001.

                6. OBLIGATIONS OF THE PARTIES. SPECIAL CONDITIONS

      6.1. In case the payment for the Contractor's services is delayed by the Customer, the Contractor shall have the right to claim penalties in the amount of 0.1% from the delayed sum for each day of delay.

      6.2. To ensure the timely payment for the services rendered by the Contractor, the Contractor shall withhold oil in the amount equal to the cost of the services rendered by the Contractor.

      6.3. In case of non-fulfillment or inadequate execution by the Contractor of his obligations under this Contract, the Contractor shall reimburse the Customer for all the losses and profit loss.

      6.4. In case of untimely or improper acceptance of oil through the Contractor's fault, the Contractor shall pay the penalties to the Customer in the amount of 0.1% of the price of oil untimely accepted for each day of delay.

      6.5. In case AK "Transneft" imposes restrictions on oil acceptance, the Customer shall pay to the Contractor for the storage of oil in accordance with the current "Transneft" rate multiplied by 1.2. Thus the


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volumes of oil delivered by the Customer to the Contractor shall be regarded as oil delivered to the Contractor for storage.

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                               7. CONFIDENTIALITY

      7.1. All information supplied by the Customer to the Contractor shall be considered confidential, and shall not disclosed to third parties without the prior written consent of the Customer.

      7.2. The obligation of confidentiality shall not extend to information in the public domain, which is required by applicable law to be disclosed; provided, however, that the Contractor shall notify the Customer in advance of any such request for disclosure and of the nature of the information to be disclosed to meet such request.

                                  8. ASSIGNMENT

      8.1. Neither Party to this Contract shall have the right to assign or transfer its rights or obligations under this Contract without the prior written consent of the other Party; provided, however, that the Customer shall have the right to assign its rights and obligations hereunder to its subsidiary or affiliated company or any third party without the consent of the Contractor subject to advance written notice.


                         9. APPLICABLE LAW; ARBITRATION

      9.1. This Contract shall be governed by and construed in accordance with the law of the Russian Federation, including, but not limited to, the Khanty-Mansiysk Autonomous Okrug legislation and other industry regulations.

      9.2. All disputes and differences arising in connection with this Contract shall be settled in the first instance by mutual negotiation between the Parties hereto.

      9.3. In the event of disputes all claims shall be considered within 30 days.

      9.4. In the event that it is not possible to settle the dispute by means of negotiations within 30 days after receipt of a claim, such dispute may be referred to the arbitration court of the Khanty-Mansiysk Autonomous Okrug for consideration in accordance with the procedure for the settlement of disputes.

      9.5. As regards any other provisions that are not stipulated by this Contract, the Civil Code of the Russian Federation shall apply.


                                10. FORCE-MAJEURE

      10.1. Neither Party to this Contract shall be considered in breach of this Contract if, and for so long as, prevented from performing by any condition of force-majeure, which is beyond the control and without the negligence of the party so affected. Force-majeure shall include riots, wars (declared and undeclared), civil disturbances, prohibitory resolutions of state bodies issued after the execution date of this Contract, acts of God (excluding weather conditions) and other acts or events which the Party could not reasonably prevent. The Party whose performance hereunder is affected by the event of force-majeure shall inform the other Party about the occurrence of such force-majeure event within 3 days of its occurrence; the failure of a Party to so notify the other Party within such 3-day period shall prevent this Party from referring to this event of force-majeure as an excuse for the performance of its obligations hereunder.

      A force-majeure event subject to its type and nature should be confirmed by an official document issued by the body, which is authorized to execute such documents in accordance with its powers and rights; otherwise the parties shall not refer to force-majuere event.

      10.2. During the period of an event of force-majeure, either Party shall make its best efforts to perform the work and otherwise execute the terms of the Contract.



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      10.3. Either Party shall remain solely liable for its own property and personnel in the event of force-majeure, and in the event that work under the Contract can not be completed due to the force-majeure events, all the expenses incurred by either Party prior to the occurrence of such events shall be borne by such Party severally.

                                 11. TERMINATION

      11.1. This Contract may terminate in the following instances:

   a. If the Contractor or the Customer are at any time in material breach of their obligations under the Contract, which breach the other party has not remedied or commenced to remedy within thirty (30) days from the date of receipt of the written notice from the other Party specifying such breach.

   b. If an event of force-majeure continues for a period in excess of thirty (30) consecutive days, either Party may terminate the Contract by giving 5-days' prior written notice to the other Party.

   c.    If mutually agreed in writing by the Contractor and the Customer.

   d. If the Customer failed to make timely payments for the rendered services within two consecutive months.

      11.2. The grounds for termination specified in Article 11.1 hereinabove shall be the exclusive grounds for the termination of this Contract, and any attempted termination of this Contract by either Party for reasons other than those specified in Article 11.1 hereinabove shall be a breach of this Contract, subjecting the breaching party to liability in accordance with Russian law.


                                   12. NOTICES


      12.1. All notices required herein to be given shall be deemed to have been properly given if made in writing and delivered in person or by registered mail or sent by facsimile (with confirmation of receipt) to the respective Party at the address indicated below:

   CUSTOMER:
      KHANTYMANSIYSKNEFTEGAZGEOLOGIYA
      626220, Russia Tyumen Oblast, Khanty Mansiysk Autonomous Okrug Khanty Mansisyk, 27 Sutromina Street
      Attention: Andrey Sergeyev
      Fax:

   CONTRACTOR:
      TE "URAINEFTEGAS" LLC "LUKOIL-WESTERN SIBERIA"
      621310, Khanty-Mansiyskiy Autonomous Okrug,
      116-a Lenin St., Urai City.
      Att.: Mikhail Pustovalov
      Fax:



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                                13. MISCELLANEOUS

      13.1. Any amendments to this Contract shall be effective only if executed in writing by each of the Parties hereto.

      13.2. This Contract, which incorporates Schedules A, B and C hereto, constitutes the entire agreement between the Parties, and supersedes all prior agreements, whether written or oral, between the Parties regarding the subject matter hereof.


CUSTOMER:                                     CONTRACTOR:
OJSC "KHANTYMANSIYSKNEFTEGAZGEOLOGIA"         LLC "LUKOIL - WESTERN SIBERIA"


/s/ Andrey Sergeyev                           /s/ M.F. Pustavalov
-------------------                           -------------------
Andrey Sergeyev                               M.F. Pustovalov
Director General                              "Uraineftegas" Director General




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